Exhibit 8.1

January 9, 2026

Spring Valley Acquisition Corp. II

2100 McKinney Ave, Suite 1675

Dallas, TX 75201

Ladies and Gentlemen:

We have acted as counsel to Spring Valley Acquisition Corp. II, an exempted company incorporated in the Cayman Islands with limited liability (“SVII”), in connection with the transactions (collectively, the “Transaction”) contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of September 29, 2025 (as it may be amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), by and among SVII, Eagle Nuclear Energy Corp., a Nevada corporation and wholly owned, direct subsidiary of SVII (“New Eagle”), Spring Valley Merger Sub III, Inc., a Cayman Islands exempted company and wholly owned, direct subsidiary of New Eagle, Spring Valley Merger Sub II, Inc., a Nevada corporation and wholly owned, direct subsidiary of New Eagle, and Eagle Energy Metals Corp., a Nevada corporation (“Eagle”).

SVII has requested that we render our opinion as to certain tax matters relating to the Transaction in connection with the Registration Statement on Form S-4 (No. 333-290631), as amended (the “Registration Statement”), relating to the registration by New Eagle of its securities to be issued in connection with the Transaction, filed by New Eagle with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, and (vii) that all factual representations, warranties and statements made in the Agreement, the Transaction Documents, the Registration Statement, and each of the officer’s certificates provided to us by SVII and Eagle are true, correct and complete and will remain true, correct and complete at all times up to the Closing, in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively upon those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Transaction or any of the transactions related thereto, or any inaccuracy in the facts or assumptions upon which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of the First Merger,” insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Transaction to U.S. Holders of SVII Class A Ordinary Shares.

Greenberg Traurig, LLP | Attorneys at Law One Vanderbilt Avenue | New York, New York 10017 | T +1 212.801.9200
www.gtlaw.com

Spring Valley Acquisition Corp. II

January 9, 2026

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is being delivered prior to the consummation of the Transaction and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Transaction under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com